THIRD AMENDMENT TO LEASE AGREEMENT
     THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “Third Amendment”) is made and entered into effective as of June ___, 2006, by and between SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company, as successor-in-interest to Spirit Finance Acquisitions, LLC, a Delaware limited liability company (“Lessor”), and SIGNIFICANT EDUCATION, INC., a Delaware corporation, as successor-in-interest to Significant Education, LLC, a Delaware limited liability company (“Lessee”).
Recitals
     WHEREAS, Lessor and Lessee entered into that certain Lease Agreement dated as of June 28, 2004, as amended pursuant to that certain Amendment to Lease Agreement dated effective as of September 24, 2004, and as further amended pursuant to that certain Second Amendment to Lease Agreement dated effective as of August 23, 2005 (collectively, the “Lease”), with respect to the real property and improvements as described in the Lease. Terms not defined in this Third Amendment shall have the meanings ascribed to them in the Lease.
     WHEREAS, Lessee has requested, and Lessor has agreed to provide, additional funding for additional tenant improvements pursuant to and in accordance with the terms of this Third Amendment.
     NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
1.	Additional Tenant Improvements. The following new subsections D and E shall be added to the end of Section 44 of the Lease.
     D. Additional Tenant Improvements. Lessor shall reimburse Lessee an additional aggregate amount not to exceed Five Million Eight Hundred Thousand and 00/100 Dollars ($5,800,000.00) (collectively, the “Additional Funds”) for the construction, completion, rehabilitation, renovation or installation of improvements to the Property related to the operation to the Permitted Facility that are described on Exhibit E attached hereto and incorporated herein (collectively, the “Additional Tenant Improvements ”). Lessor shall disburse the Additional Funds in accordance with, and upon Lessee’s satisfaction of, Lessor’s standard disbursement procedures (including without limitation, the completion, execution and delivery of the Draw Request Certification in the form attached hereto as Exhibit F (the “Draw request”)), in three (3) separate installments as follows: (i) an initial disbursement of $1,044,089.00 shall be made on the date of execution and delivery of this Third Amendment, the Draw Request, and any other documents reasonably requested by Lessor in connection with such initial disbursement; (ii) an interim disbursement not to exceed the amount of $3,071,562.00 shall be made on July 31, 2006 (provided that Lessee has complied in all respects with Lessor’s disbursement procedures); and (iii) a final disbursement not to exceed $1,684,349.00 shall be made upon completion of the Additional Tenant Improvements (provided that Lessee has complied in all respects with Lessor’s disbursement procedures). Lessor reserves the right to utilize the services of a construction management firm in connection with the Additional Tenant Improvements. Lessor further reserves the right to require Lessee to enter into one or more written agreements to govern the disbursement of any Additional Funds and/or to provide such other documentation reasonably requested by Lessor in connection with the disbursement of any Additional Funds. All reasonable costs and expenses incurred by Lessor with respect to any Additional Tenant Improvement, including, without limitation, attorneys’ fees, construction management fees, inspection costs and title insurance policy endorsement fees, shall be paid by Lessee and all such costs and expenses may be withheld from the Additional Funds in Lessor’s discretion. Lessor and Lessee acknowledge and agree that the Additional Funds will be available to Lessee up to and including December 31, 2006 (“Final Disbursement Date”). To the extent that any Additional Tenant Improvement remains uncompleted as of the Final Disbursement Date, Lessor shall have no obligation to disburse any further Additional Funds to Lessee; provided, however, that the foregoing shall in no way eliminate or diminish Tenant’s obligation to complete such Additional Tenant Improvements in a good and workmanlike manner, or to otherwise perform its obligations under this Lease. All Additional Tenant Improvements shall constitute part of the Property and shall be owned Lessor.
     E. Rent Adjustments. Simultaneously with the disbursement of any Additional Funds, Lessor and Lessee agree to amend the Lease to increase the Base Annual Rental by the amount of such disbursement multiplied by a cap rate of ten and one-half percent (10.5%).
     2. Exhibits E and F. Exhibit E and Exhibit F attached hereto shall be added to the Lease as if fully set forth therein.
     3. Definitions. The following definitions shall be added to Exhibit A of the Lease:
     “Additional Funds” has the meaning set forth in Section 44.D.
     “Additional Tenant Improvements” has the meaning set forth in Section 44.D.
     “Base Annual Rent” shall mean $3,574,629.35.
     “Final Disbursement Date” has the meaning set forth in Section 44.D.
     4. Lessor’s Total Investment. The definition of “Lessor’s Total Investment” in Exhibit A of the Lease shall be deleted in its entirely, and the following new definition shall be inserted in lieu thereof:
     “Lessor’s Total Investment” means, with respect to any Property, the sum of (a) the gross purchase price paid for the Property by Lessor (or Lessor’s predecessor-in-interest) (including, without limitation, any mortgage debt incurred or assumed in connection therewith and any Contingent Purchase Price paid by Lessor), plus (b) all amounts disbursed and all costs and expenses incurred by Lessor pursuant to Section 44 of this Lease, plus (c) the closing costs and expenses incurred by Lessor (or Lessor’s predecessor-in-interest) with respect to the purchase of the Property.

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     5. Ratification. Except as expressly stated herein, the Lease shall remain in full force and effect. If there is any conflict between the Lease and the terms of this Third Amendment, the terms of this Third Amendment shall control.
[Remainder of page intentionally left blank; signature page(s) to follow]

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     Lessor and Lessee have executed this Third Amendment as of the dated set forth above.

LESSOR: SPIRIT MASTER FUNDING, LLC
By:	/s/ Gregg A. Seibert
	Printed Name:	Gregg A. Seibert
	Title:	Senior Vice President

LESSEE: SIGNIFICANT EDUCATION, INC.
By:	/s/ Timothy R. Fischer
	Printed Name:	Timothy R. Fischer
	Title:	Chief Financial Officer

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EXHIBIT E
ADDITIONAL TENANT IMPROVEMENTS

Project description	Project Cost	Reason for Project	Justification
Installation of Promenade to student union	$850,000	Reduce liability, cosmetic change to draw students	Demonstrate to current and future students that GCU is on its way to becoming a destination campus
New Swimming Pool	$1,700,000	Cosmetic & Revenue Generator	A modern pool will attract significant camps over the summer, corporate outings and other revenue generating activities. We estimate on the low side we can generate $20,000 for 14 weeks of summer and $4,000 per week during the rest of the year
Kaibab Remodeling	$2,200,000	Office Space for Online	Currently paying $200K annual lease at 24th Street. Amount likely to double over the next two years. Market value of comparable space 20,000 SF @ $25 = $500,000
Bright Angel Remodeling	$850,000	Classroom Space for Nursing and Office Space	Add up to 12 classrooms/labs on the campus. Every lab built allows admission of 25 more nurses per start. Assuming we build two labs, 300 additional nurses per year at $3,150 in revenue per year. Also, have additional class space for future expansion.
New Student Snack & Activity Center	$200,000	Cosmetic & Revenue Generator	Build a coffee house hang out on the promenade in the middle of the campus offer, wireless internet, coffee, food, etc.
Total Cost	$5,80,000
Attached hereto is a true and correct copy of the Anticipated Draw Schedule

Spirit Finance Remodel Projects — 2006	Project Timeline	Exhibit B— Third Amendment to Lease Agreement 8/13/2006 1:38PM

		6/30/06			Draw Forecasts
			Invoices									Remaining
	Project	Payments	Accrued &	Spirit Draw for							Total Project	Spirit	% of Funds
Project	Cost	to Date	Unpaid	June	7/31/06	8/31/06	9/30/06	10/31/06	11/30/06	12/31/06	Costs	Funds	Remaining

Promenade to Student Union	850,000	210,209.99	58,018.95	268,228.94	581,771						850,000	0	0.00%

New Swimming Pool	1,700,000	15,650.97		15,650.97		850,000		300,000	300,000	234,349	1,700.00	0	0.00%

Kaibab Remodeling	2,200,000	677,251.19	82,958.33	760,209.52	300,000	1,139,790					2,200,000	0	0.00%

Bright Angel Remodeling	850,000			0			300,000	200,000	200,000	150,000	850,000	0	0.00%

New Student Snack & Activity Center	200,000			0		200,000					200,000	0	0.00%

Total Spirit Remodel Projects	5,800,000	903,112.15	140,977.28	1,044,089.43	881,771	2,189,790	300,000	500,000	500,000	384,349	5,800,000	0	0.00%

			Draws =	$1,044,089	$3,071,562			Upon completion		$1,684,349	$5,800,000

EXHIBIT F
DRAW REQUEST CERTIFICATION
DRAW REQUEST NUMBER 8

DATE:	June 9, 2006

LESSOR:	Spirit Master Funding, LLC

LESSEE:	Significant Education, Inc.

PROJECT:	Additional Tenant Improvements / Grand Canyon University 3300 West Camelback Road, Phoenix, Arizona
     Reference is made to that certain Lease Agreement dated as of June 28, 2004 between Lessor and Lessee, as amended pursuant to that certain Amendment to Lease Agreement dated effective as of September 24, 2004, as further amended pursuant to that certain Second Amendment to Lease Agreement dated effective as of August 23, 2005, and as further amended pursuant to that certain Third Amendment to Lease Agreement dated effective as of June ___, “Lease”). Capitalized terms used herein without definition shall have the meanings set forth in the Lease, unless the context shall require otherwise.
     Lessee requests that Lessor disburse proceeds from the Additional Funds in the amounts and for the Additional Tenant Improvements stated in the attached Schedule 1 (the “Draw Request”).
     1. In connection with such requested disbursement, Lessee hereby represents, warrants and certifies to Lessor as of the date hereof as follows:
     (a) No Event of Default presently exists under the Lease.
     (b) All of representations and warranties of Lessee under the Lease are hereby remade and restated and are true and correct in all material respects.
     (c) With respect to the requested Additional Funds:
     (i) Lessee has satisfied all conditions precedent to the disbursement of the Additional Funds as set forth in the Lease:
     (ii) the Lease is in full force and effect;
Draw Request Certification
Grand Canyon University — Additional Tenant Improvements

     (iii) the sum of all amounts expended for the Additional Tenant Improvements identified on the Draw Request does not exceed the total amount budgeted for such Additional Tenant Improvements; and
     (iv) all contractors, subcontractors, vendors, materialmen and other Persons entitled to payment with respect to the Additional Tenant Improvements for which the Additional Funds are being requested have been paid or will be paid with the proceeds of the requested the Additional Funds.
     (d) All insurance required to be maintained by Lessee remains in full force and effect, and each is of the type and in the amount, and issued by insurers, as previously approved by Lessor.
     (e) With respect to any Additional Tenant Improvement for which the Additional Funds are being requested in the Draw Request:
     (i) All such Additional Tenant Improvements have been made in a good and workmanlike manner and in compliance with all applicable permits, authorizations and Legal Requirements;
     (ii) No Additional Tenant Improvement impairs the safety or structural integrity of the applicable building or structure upon which it is located; and
     (iii) Attached to the Draw Request are supporting invoices of each such contractor, subcontractor, vendor, materialman or other person with respect to the work and/or materials as to which a disbursement of the Additional Funds is being requested.
     2. Lessee will certify, or cause any general contractor to certify, to Lessor, upon request of Lessor at any time, and from time to time, as to all materialmen, laborers, subcontractors, suppliers, and any other parties who might or could claim statutory or common law liens as a result of furnishing material or labor to the Property or any portion thereof or interest therein (the “Contracting Parties”), together with evidence satisfactory to Lessor, that such Contracting Parties have been paid or will be paid from the disbursement of the Additional Funds being requested hereunder.
     3. Lessee shall obtain lien waivers from any and all such Contracting Parties after such Contracting Parties have been paid all amounts then due for labor and/or materials and provide such lien waivers to Lessor within ten (10) business days after Lessor disburses the proceeds of the Draw Request to Lessee.
     4. If, during the construction or installation of the Additional Tenant Improvements, a lien is filed against the Property for work performed or goods and/or services provided to the Property, Lessee shall provide Lessor with notice of the filing of such lien promptly after Lessee obtains knowledge of such filing. Lessee shall then have twenty (20) days after delivery of such notice to Lessor to cause such lien to be released or bonded off pursuant to Arizona statute from
Draw Request Certification
Grand Canyon University — Additional Tenant Improvements

the applicable real property records or to post a bond or to provide an indemnity satisfactory to First American Title Insurance Company (the “Title Company”) which would enable the Title Company to issue an endorsement to Lessor’s title policy issued for the Property which would insure over such lien. If Lessee fails to cause such lien to be released or to post such a bond or deliver such an indemnity, such failure shall be deemed an Event of Default under the Lease and shall entitle Lessor to exercise its remedies contained therein.
     5. Lessee agrees to indemnify, hold harmless and defend Lessor and its respective officers, managers, members, employees, successors, assigns, agents, lenders, contractors, subcontractors, experts, licensees, affiliates, mortgagees, trustees and invitees, as applicable, from and against any and all claims, demands, causes of action, suits, proceedings, losses, costs, liabilities, damages (including consequential and punitive) and expense, including, without limitation, attorneys’ fees caused by, incurred or resulting from the breach of any of the representations, warranties, covenants, agreements or obligations of Lessee set forth in this Draw Request, or Lessee’s operations of or relating in any manner to Property.

LESSEE: SIGNIFICANT EDUCATION, INC., a Delaware corporation
By:	/s/ Timothy R. Fischer
	Printed Name:	Timothy R. Fischer
	Title:	Chief Financial Officer

Draw Request Certification
Grand Canyon University-Addition Tenant Improvements

SCHEDULE 1 TO DRAW REQUEST NUMBER 8

	Check	Check				Project Sub-
Date	#	Date	Description	Amount	Project	Total

Project Payments
01/27/06	239845	01/30/06	Moline Construction	41,520.00	Kaibab
02/08/06	241532	03/03/06	Sullivan Designs, Inc.	625.00	Kaibab
02/14/06	241526	03/03/06	Richard Caviness	1,134.00	Kaibab
02/14/06	241675	03/08/06	Moline Construction	266,850.00	Kaibab
02/28/06	241444	03/03/06	American Express	453.67	Kaibab
			(Hajoca Phoenix)
03/31/06	245774	04/18/06	Moline Construction	89,902.00	Kaibab
04/29/06	246221	05/02/06	Moline Construction	72,065.00	Kaibab
04/26/06	246146	04/28/06	Richard Caviness	1,990.00	Kaibab
05/11/06	10326	05/11/06	Salt River Project	10,652.00	Kaibab
04/18/06	12260	05/22/06	Valley Systems	17,128.52	Kaibab
04/26/06	12465	05/26/06	Sullivan Designs, Inc.	1,350.00	Kaibab
05/25/06	12325	05/22/06	SRP	73,581.00	Kaibab	677,251.19
06/02/06	12964	6/2/2006	Moline Construction	100,000.00	Kaibab Pool	15,650.97
01/31/06	241098	02/24/06	Dickens Quality	15,650.97	Demolition
			Demolition
03/09/06	241813	03/10/06	Salt River Project	39,180.00	Promenade
02/22/06	242519	03/17/06	Desert Services	787.50	Promenade
05/02/06	243233	05/02/06	Salt River Project	2,400.00	Promenade
04/26/06	12266	05/22/06	Wescor General, Inc.	13,293.53	Promenade
05/19/06	12266	05/22/06	Wescor General, Inc.	75,000.00	Promenade
05/31/06	12839	05/31/06	Wescor General, Inc.	74,057.96	Promenade
05/17/06	12956	6/2/2006	Liberty Pipeline	5,491.00	Promenade	210,209.99

Total Project Payments to Date				903,112.15		903,112.15

Invoices Received & Not Yet Paid

06/06/06			Richard Caviness	2,000.00	Kaibab
05/17/06			Sullivan Designs, Inc.	625.00	Kaibab
05/26/06			Brooks Engineers	293.84	Kaibab
05/31/06			American Express	9,656.00	Kaibab
06/05/06			Moline Construction	70,383.49	Kaibab	82,958.33
05/12/06			Liberty Pipeline Services, LLC	1,612.09	Promenade
05/18/06			Brooks Engineers	576.00	Promenade
05/26/06			Wescor General, Inc.	55,830.86	Promenade	258,018.95
Total Invoices Received & Not Yet Paid				140,977.28		140,977.28

Total Draw Request #8				$1,044,089.43		$1,044,089.43